              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                               ----------------

  We consent to the incorporation by reference in the Prospectuses prepared in accordance with the requirements of Forms S-2 (File No. 33-26582), Forms S-3 (File Nos. 33-28391, and 33-64671) and Form S-8 (File No. 33-301175) of our
report dated February 9, 1996 accompanying the consolidated financial statements and the consolidated financial statement schedule of Chesapeake Utilities Corporation as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, included in this Annual Report on Form 10-K of Chesapeake Utilities Corporation.

                                          Coopers & Lybrand L.L.P.

Baltimore, Maryland
March 27, 1996

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